UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 28, 2005

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

1225 Charleston Road
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communciations pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 28, 2005, the Board of Directors of MIPS Technologies, Inc. amended the Award Documents for stock options granted under the MIPS Technologies, Inc. 1998 Long-Term Incentive Plan to change, among other things, the Term of Option from ten (10) years to seven (7) years, and the Vesting Schedule from fifty (50) months to thirty-six (36) months. A copy of the Forms of Award Documents for Stock Option Grant under the 1998 Long-Term Incentive Plan are attached as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report.

Item 9.01.   Financial Statements and Exhibits.

(c)       Exhibits

            99.1     Form of Award Document for Stock Option Grant to Officer under the 1998 Long-Term Incentive Plan comprised of Stock Option Agreement and Notice of Stock Option Grant

            99.2     Form of Award Document for Stock Option Grant to Director under the 1998 Long-Term Incentive Plan comprised of Stock Option Agreement and Notice of Stock Option Grant

            99.3     Form of Award Document for Stock Option Grant to Employee under the 1998 Long-Term Incentive Plan comprised of Stock Option Agreement and Notice of Stock Option Grant

            99.4     Form of Award Document for Stock Option Grant to International Employee under the 1998 Long-Term Incentive Plan comprised of Stock Option Agreement and Notice of Stock Option Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2005

MIPS TECHNOLOGIES, INC.
(Registrant)

By: /s/ KEVIN C. EICHLER
Kevin C. Eichler
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Award Document for Stock Option Grant to Officer under the 1998 Long-Term Incentive Plan comprised of Stock Option Agreement and Notice of Stock Option Grant
99.2	Form of Award Document for Stock Option Grant to Director under the 1998 Long-Term Incentive Plan comprised of Stock Option Agreement and Notice of Stock Option Grant
99.3	Form of Award Document for Stock Option Grant to Employee under the 1998 Long-Term Incentive Plan comprised of Stock Option Agreement and Notice of Stock Option Grant
99.4	Form of Award Document for Stock Option Grant to International Employee under the 1998 Long-Term Incentive Plan comprised of Stock Option Agreement and Notice of Stock Option Grant